UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2011

GENMARK DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34753	27-2053069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5964 La Place Court, Suite 100 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

760-448-4300

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Hany Massarany as Chief Executive Officer and Director

On April 5, 2011, GenMark Diagnostics, Inc. (the “Company”) entered into an executive employment agreement with Hany Massarany, pursuant to which Mr. Massarany was appointed the Company’s President and Chief Executive Officer, effective May 1, 2011. In addition, effective May 1, 2011, the Board of Directors (the “Board”) of the Company also increased the size of the Company’s Board to six members creating a vacancy on the Board, and appointed Mr. Massarany as a director to fill the vacancy. Mr. Massarany has been designated as a Class II Director and will serve until the Company’s 2012 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified. The press release announcing the appointment of Mr. Massarany as Chief Executive Officer and director is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Mr. Massarany, 49, previously served as president of Ventana Medical Systems, a leader of tissue based diagnostics solutions, and Head of Roche Tissue Diagnostics, the diagnostics division of a leading healthcare company, since Roche’s acquisition of Ventana Medical Systems in February 2008. Prior to that time, Mr. Massarany served as the Chief Operating Officer of Ventana from July 2007 to February 2008 and as Executive Vice President, Worldwide Operations from July 2006 to June 2007. Previously at Ventana, where he served since 1999, Mr. Massarany also held the roles of Senior Vice President, Corporate Strategy and Development, Senior Vice President Global Commercial Operations, and Vice President North American Commercial Operations. Throughout his tenure at Ventana, Mr. Massarany held a number of global leadership positions and has been instrumental in establishing Ventana’s business operations and growth in more than 43 countries worldwide. Prior to his service at Ventana, Mr. Massarany held various executive management positions in Asia Pacific and the United States for leading medical technology companies including Bayer Diagnostics, Chiron Diagnostics Corp., and Australian Diagnostics Corp. Mr. Massarany holds a Bachelor of Science degree in Microbiology and Immunology from Monash University, Australia and an MBA from the University of Melbourne, Australia.

Pursuant to the terms of the employment agreement, Mr. Massarany’s annual salary is $450,000, less applicable withholdings, and his target bonus is equal to 75% of base salary in 2011 and 100% of base salary in subsequent years. In addition, under the annual bonus plan, Mr. Massarany may earn up to 150% of his target bonus based on achievement of certain milestones and objectives established by the Company’s compensation committee. Mr. Massarany will be guaranteed a minimum bonus equal to 50% of his target bonus for 2011.

In connection with entering into the employment agreement, Mr. Massarany was awarded 275,000 stock options at an exercise price equal to the fair market value on the date of the grant and 176,739 restricted shares of common stock, in each case, pursuant to the terms of the Company’s 2010 Equity Incentive Plan (the “Plan”). The options will vest over four years, with 25% of the options vesting on April 5, 2012, and 75% of the options vesting in equal monthly installments thereafter, subject to acceleration upon a change of control of the Company. The shares of restricted stock will vest over four years, with the shares vesting in equal quarterly installments beginning on July 5, 2011, subject to acceleration upon a change of control of the Company. In the event of a change of control transaction in which the Company’s shareholders receive cash consideration, Mr. Massarany’s options shall be exchanged for (i) a cash payment equal to the number of shares subject to the options multiplied by (ii) the excess of the fair market value of each share over the exercise price.

The Company has also agreed to reimburse Mr. Massarany for certain expenses, including relocation expenses which includes a temporary housing allowance of up to $5,000 per month through August 31, 2011.

Subject to the following paragraph, in the event Mr. Massarany is terminated by the Company without cause (as defined in the employment agreement) or Mr. Massarany terminates his employment for good reason (as defined in the employment agreement), Mr. Massarany will be entitled to receive (i) any accrued benefits during his time of service, (ii) a severance payment equal to his base salary at the time of termination, plus the last annual bonus paid to Mr. Massarany, (iii) immediate acceleration of the vesting of his outstanding options and shares of restricted stock, and (iv) during the one year period following his termination of employment, reimbursement for any payments made to continue his healthcare coverage, subject to certain limitations.

In the event Mr. Massarany’s employment is terminated by the Company without cause or Mr. Massarany terminates his employment for good reason within six month preceding or 24 months following a change in control (as defined in the Plan), in lieu of the benefits described above, Mr. Massarany will be entitled to receive (i) any accrued benefits during his time of service, (ii) a severance payment equal to the product of two multiplied by (a) his base salary at the time of termination, plus (b) the last annual bonus paid to Mr. Massarany, (iii) immediate acceleration of the vesting of his outstanding options and shares of restricted stock, and (iv) during the two year period following his termination of employment, reimbursement for any payments made to continue his healthcare coverage, subject to certain limitations.

In the event Mr. Massarany’s employment is terminated by the Company for cause, except with respect to any obligations which accrued during his time of service, all other Company obligations under the employment agreement will automatically become terminated. In addition, in the event of Mr. Massarany’s death or disability, he will become entitled to receive (i) any accrued benefits during his time of service, (ii) a prorated portion of his annual bonus payable in accordance with the Company’s annual bonus plan, and (iii) immediate acceleration of the vesting of his outstanding options and shares of restricted stock.

2010 Annual Bonuses

On April 5, 2011, the Company’s board of directors determined to pay 2010 annual bonuses to its officers in the form of shares of restricted common stock. The value of the shares granted are equal to the bonus amounts such officers otherwise would be entitled to receive under the bonus plan based on the fair market value of such shares on the date of grant. Accordingly, officers will be entitled to receive the following number of shares of restricted common stock:

Jon Faiz Kayyem	19,585 shares
Jeffrey Hawkins	8,538 shares
Jennifer Williams	10,785 shares

The shares of restricted common stock will each vest in full May 5, 2011.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated April 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date: April 5, 2011	/s/ Christopher Gleeson
Christopher Gleeson
Interim Chief Executive Officer
(principal executive officer)

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated April 6, 2011